                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. ______)

Filed by the registrant    [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12

                          COOKER RESTAURANT CORPORATION
                (Name of Registrant as Specified in Its Charter)

               ---------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)   Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------------

     (2)   Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------------

     (4)   Proposed maximum aggregate value of transaction:

           ---------------------------------------------------------------------

     (5)   Total fee paid:

           ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:
                                    --------------------------------------------
     (2)   Form, Schedule or Registration Statement No.:
                                                        ------------------------
     (3)   Filing Party:
                           -----------------------------------------------------
     (4)   Date Filed:
                           -----------------------------------------------------

                          COOKER RESTAURANT CORPORATION
                              2609 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203


                       2001 ANNUAL MEETING OF SHAREHOLDERS



                                 March 30, 2001

Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Cooker Restaurant Corporation which will be held at 9:00 a.m., Central Daylight Time, on April 30, 2001 at our Corporate Headquarters, 2609 West End Avenue, Nashville, Tennessee. The matters on the meeting agenda are described in the Notice of 2001 Annual Meeting of Shareholders and Proxy Statement, which accompany this letter.

     We hope you will be able to attend the meeting, but, whatever your plans, we ask that you please complete, execute and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.

     We look forward to seeing you at the meeting.

                                                 Sincerely,



                                                 Henry R. Hillenmeyer
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                          COOKER RESTAURANT CORPORATION
                              2609 WEST END AVENUE
                           NASHVILLE, TENNESSEE 37203


                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MONDAY, APRIL 30, 2001

         The annual meeting of shareholders of Cooker Restaurant Corporation will be held at 9:00 a.m., Central Daylight Time, on April 30, 2001 at our Corporate Headquarters, 2609 West End Avenue, Nashville, Tennessee. At the meeting, shareholders will be asked to

         - elect two Class C directors, each to serve for a term of three years or until their successors are duly elected and qualified;

         - transact such other business properly brought before the shareholders at the meeting.

         This notice, together with the accompanying proxy statement and enclosed proxy card, will be mailed to shareholders on or about March 30, 2001.

         The close of business on March 5, 2001 has been set as the record date of the meeting. Shareholders of record at the close of business on March 5, 2001 will be entitled to notice of and to vote at the annual meeting or any adjournment of the meeting. Each share of common stock is entitled to one vote. The proxy card provided with the proxy statement indicates the number of shares of Cooker's common stock that you own and are entitled to vote. A list of shareholders will be available for examination at the meeting.

         All shareholders are cordially invited to attend the annual meeting.


                                         By Order of the Board of Directors,



                                         Margaret A. Epperson
                                         Secretary

West Palm Beach, Florida
March 30, 2001

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                          COOKER RESTAURANT CORPORATION

            --------------------------------------------------------

                       2001 ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 2001

            --------------------------------------------------------

                                 PROXY STATEMENT

                              DATED MARCH 30, 2001

            --------------------------------------------------------



             GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

         We sent you this proxy statement and the enclosed proxy card because Cooker Restaurant Corporation's board of directors is soliciting your proxy to vote at the 2001 Annual Meeting of Shareholders. This proxy statement summarizes the information you need to know to vote at the annual meeting on April 30, 2001, and at any adjournment of the meeting, for the purposes indicated in the accompanying Notice of 2001 Annual Meeting of Shareholders. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

         This proxy statement and the accompanying form of proxy will be mailed to shareholders on or about March 30, 2001. The annual report is not to be regarded as proxy soliciting material.

Who can vote?

         You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 5, 2001. A total of 5,986,000 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock you own. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

         Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote FOR each of the two director nominees and FOR any other proposals to be considered at the meetings.

What if other matters come up at the annual meeting?

         The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

         Yes. At any time before the vote on a proposal, you can change your vote either by giving our corporate secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

         Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

         If your shares are held in the name of your broker or other nominee, that party should give you instructions for voting your shares.

How are votes counted?

         We will hold the annual meeting if holders of a majority of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. A majority of the outstanding shares will constitute a quorum at the meeting.

Who will count the votes?

         First Union National Bank of North Carolina, N.A., Cooker's transfer agent, will tabulate the returned proxy votes by mail and the independent inspector of the election will tabulate the votes at the meeting. The election inspector will treat shares represented by properly signed and returned proxies that reflect abstentions from voting as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

         The election inspector will treat shares referred to as "broker non-votes" (i.e. shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owners) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and "broker non-votes" will not affect the outcome of the director election.

         If your shares are held in the name of a nominee, and you do not tell the nominee how to vote your shares (so-called "broker non-votes"), under applicable stock exchange rules, the nominee can vote them as it sees fit only on matters that are deemed to be routine, and not on any other proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Who pays for this proxy solicitation?

         We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We have retained Corporate Investor Communications, Inc. to assist us in soliciting your proxy for a $4,500 fee plus reasonable out-of-pocket expenses. We may request persons holding shares in their names for others to forward soliciting materials to our principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

         None of the actions to be voted upon at the 2001 annual meeting shall create dissenters' rights under the Ohio Revised Code.

         You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

       SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, NOMINEES,
                             AND EXECUTIVE OFFICERS

         The table below shows, as of February 28, 2001, the number of shares of common stock beneficially owned by:

               - each person who we know beneficially owns more than 5% of the common stock,

               -    each director,

               - each executive officer included in the Summary Compensation Table, and

               -    all executive officers and directors as a group.


                                                            Number Of Shares            Percent Of Shares
                    Name And Address                     Beneficially Owned(1)            Outstanding(2)
---------------------------------------------------      ---------------------          -----------------
Henry R. Hillenmeyer(3)(4)                                      216,026.00                     3.50%
Daniel A. Clay(3)                                                16,664.00                       *
Mark W. Mikosz(3)                                                13,477.00                       *
Glenn W. Cockburn(3)(5)                                         307,065.20                     5.00%
Harvey M. Palash(3)                                             161,300.00                     2.69%
David T. Kollat(3)                                              102,502.00                     1.69%
Robin V. Holderman(3)                                            49,156.00                       *
D. Shannon LeRoy(3)                                              29,250.00                       *
Brad Saltz(3)                                                    15,000.00                       *
Joseph Umbach(6)                                                847,207.00                    14.15%
Robert K. Zelle(7)                                              595,372.00                     9.95%
Wellington Management Co. LLP(8)                                560,000.00                     9.36%
Wellington Trust Company NA(8)                                  560,000.00                     9.36%
Dimensional Fund Advisors, Inc.(9)                              544,062.00                     9.09%
Big Geyser, Inc.(10)                                            357,000.00                     5.96%
Royce & Associates, Inc.(11)                                    356,794.00                     5.96%
All executive officers and directors as a group                 921,153.69                    14.15%
(10 persons).......................................

* Less than 1%.

(1) The number of shares of common stock beneficially owned by each person or entity is determined under the rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares for which the person or entity has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days after February 28, 2001, through the exercise of any stock option or other right. The inclusion of any shares of common stock deemed beneficially owned is not an admission of beneficial ownership of those shares. Unless otherwise indicated, the person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned.

(2) The number of shares outstanding includes shares outstanding as of February 28, 2001 (5,986,000) plus any shares subject to options held by the person named that are exercisable within 60 days after February 28, 2001.

(3) Includes shares subject to stock options outstanding and exercisable within 60 days after February 28, 2001: for Mr. Hillenmeyer - 192,960 shares; for Mr. Clay - 16,664 shares; for Mr. Mikosz - 13,477 shares; for Mr. Cockburn - 152,914.75 shares; for Mr. Palash - 11,100 shares; for Mr. Kollat - 62,202 shares; for Mr. Holderman - 47,074 shares; for Mr. LeRoy - 10,000 shares; and for Mr. Saltz - 10,000 shares.

(4) Includes 1,314 shares owned of record by his spouse and children. Mr. Hillenmeyer disclaims any beneficial ownership of these shares.

(5)      Resigned as an officer and director effective November 30, 2000.

(6) Joseph Umbach's address is 2525 Palmer, New Rochelle, New York 10801. A Schedule 13D filed by Mr. Umbach with the SEC on May 3, 2000, is the source of information concerning Mr. Umbach's reporting in this table.

(7) Robert K. Zelle's address is 1209 Chickering Road, Nashville, Tennessee 37215. Mr. Zelle has sole voting and dispositive power as to 532,744 shares and shares voting and dispositive power as to 62,628 shares with his wife, Anne H. Zelle. A Schedule 13D filed by Mr. Zelle with the SEC on January 18, 2001, is the source of information concerning Mr. Zelle's reporting in this table.

(8) Wellington Management Company, LLP's ("WMC") and Wellington Trust Company, NA's ("WTC") address is 75 State Street, Boston, Massachusetts 02109. WMC and WTC share voting and investment power with regard to 560,000 shares. Two Schedule 13Gs filed by WMC and WTC with the SEC on February 14, 2001, are the sources of information concerning WMC's and WTC's reporting in this table.

(9) Dimensional Fund Advisors Inc.'s address is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have sole voting power with regard to 544,062 shares and sole investment power with regard to 544,062 shares as of December 31, 2000, all of which shares are owned by advisory clients of Dimensional, no one of which to the knowledge of Dimensional owns more than 5% of the common stock. Dimensional disclaims beneficial ownership of all such shares. A
         Schedule 13G filed by Dimensional with the SEC on February 2, 2001, is the source of information concerning Dimensional's reporting in this table.

(10) Big Geyser, Inc.'s address is 57-65 48th, Maspeth, New York 11378. Shares owned by Big Geyser, Inc., may be beneficially owned by Irving Hershkowitz, his wife Leona Hershkowitz, and their son Steven Hershkowitz, who are the majority owners and officers or employees of Big Geyser, Inc. A Schedule 13D jointly filed by Big Geyser, Inc., and the Hershkowitz family with the SEC on November 7, 2000, is the source of information concerning their reporting in this table.

(11) Royce and Associates, Inc.'s ("Royce") address is 1414 Avenue of the Americas, New York, NY 10019. Charles M. Royce may be deemed to be a controlling person of Royce and as such may be deemed to beneficially own these shares which are beneficially owned by Royce. Royce is deemed to have sole voting power with regard to 356,794 shares and sole investment power with regard to 356,794 shares. Mr. Royce disclaims beneficial ownership of the shares held by Royce. A Schedule 13G filed jointly by Royce and Mr. Royce with the SEC on February 2, 2000, is the source of information concerning Royce's and Mr. Royce's reporting in this table.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Our directors and executive officers, and certain persons or entities who own more than ten percent of the common stock, must file reports with the Securities and Exchange Commission indicating the number of shares of our common stock they beneficially own and any changes in their beneficial ownership. Copies of these reports must be provided to us. Based on our review of these reports and written representations from the persons required to file them, we believe each of our directors and executive officers timely filed all the required reports during fiscal year ended December 31, 2000, except that the Form 5 filings for Mr. Hillenmeyer and Mr. Kollat were filed one day late.

                                 PROPOSAL ONE

                              ELECTION OF DIRECTORS

         At the annual meeting, two nominees will be elected as directors. The directors elected will hold office for a three-year term expiring at the Annual Meeting of Shareholders in 2004 or until their successors are elected and qualified.

         VOTE REQUIRED. Under Section 1701.55 of the Ohio Revised Code, directors are elected by a plurality of the votes for the respective nominees. Proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of directors. Broker non-votes will not be deemed to have been cast either "for" or "against" the matter, although they will be counted in determining if a quorum is present.

         NOMINATIONS. At the annual meeting, we will nominate the persons named in this proxy statement as directors. Although we do not know of any reason why one of these nominees might not be able to serve, the board of directors will propose a substitute nominee if any nominee is not available for election. The proxies will then be voted for the substitute nominee designated by the current board of directors. All of the nominees are currently directors of Cooker.

         GENERAL INFORMATION ABOUT THE NOMINEES. Our board of directors currently consists of seven persons. Two persons, whose current terms expire at the 2001 annual meeting, have been nominated by the board of directors. The ages listed for the nominees are as of February 28, 2001.

DIRECTORS WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING:

ROBIN V. HOLDERMAN          49        Mr. Holderman has been one of our directors since 1986.  Mr. Holderman has been the Vice President and General Manager for Opus North Corporation, a
                                      commercial real estate development company, since July 1998.  Mr.
                                      Holderman was an Executive Vice President of Corporate Development of
                                      Karrington Health, Inc., an assisted living facilities operating and development company, from November of 1996 to July 1998.  He served as
                                      President of Ruscilli Development Co., Ltd., a real estate development company, from May 1995 to November 1996.  He served as Manager of
                                      Industrial Development of Duke Realty Investments, Inc., a real estate development company, from April 1994 to May 1995, and prior thereto was founder and President of Conquest Corporation, a commercial and industrial real estate development company located in Columbus, Ohio.  From 1990 through 1992, he was the Director of Development for the Columbus office of the Miller-Valentine Group, a Dayton, Ohio-based commercial real estate developer and design/build contractor.

BRAD SALTZ                      44        Mr. Saltz was elected a director of Cooker in January 2000.  He has lead the Hospitality Services Group at Saltz, Shamis & Goldfarb, an accounting, consulting and financial services firm, since 1996.  In his capacity with
                                          Saltz, Shamis & Goldfarb, Mr. Saltz focuses on all aspects of the restaurant and hospitality industries and assists hundreds of restaurants nationwide.  Prior to 1996, Mr. Saltz was Vice President and Chief
                                          Financial Officer for Houston's Restaurants for 11 years. From 1979 -
                                          1984, Mr. Saltz was with Touche Ross & Co., (now Deloitte & Touche LLP),
                                          Atlanta, GA in the Audit and Tax Departments.  Mr. Saltz received degrees from Miami University.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2002 ANNUAL MEETING:

HENRY R. HILLENMEYER            57        Mr. Hillenmeyer has been Chairman of the Board and our Chief Executive
                                          Officer since August of 1999, and has served as one of our directors since
                                          1994. Prior to joining us, Mr. Hillenmeyer also served as a director of
                                          Southern Hospitality Corporation, a Wendy's franchise operator based in
                                          Nashville, Tennessee.  He has held a number of titles with Southern
                                          Hospitality Corporation, but most recently was its Chairman, President and director until the company was sold in 1994. Southern Hospitality
                                          Corporation was created by the merger in 1980 of Wendy's of Nashville,
                                          Inc. into Ireland's Restaurants, Inc. In 1986, Southern Hospitality
                                          Corporation sold its three full service restaurant concepts, including the
                                          Cooker, to a group including Glenn Cockburn, a former Senior Vice
                                          President of our company and Arthur Seelbinder, a director of Southern
                                          Hospitality and former CEO of our company. Mr. Hillenmeyer is a former
                                          Chairman of the Board of Junior Achievement of Middle Tennessee, Inc. He
                                          earned a B.A. degree in Economics from Yale University.

D. SHANNON LEROY                45        Mr. LeRoy was elected a director of Cooker in January 2000.  Mr. LeRoy is
                                          President of Equitas, L. P., a mezzanine fund located in Nashville,
                                          Tennessee. From 1988 to 1994 Mr. LeRoy served as Senior Vice President and
                                          Commercial Banking Executive with First Union National Bank of Tennessee, where he was responsible for commercial banking activities.  He is a
                                          Director of HLM Design, Inc., a Charlotte, NC architectural and engineering firm and Power Designs, Inc., a power supply business in
                                          Danbury, CT.  Mr. LeRoy received his B. A. degree from the University of
                                          North Carolina at Chapel Hill.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2003 ANNUAL MEETING:

DAVID T. KOLLAT                 62        Mr. Kollat has been one of our directors since 1988 and is Chairman of the
                                          Board of 22 Inc., a company specializing in research and consulting for retailers and consumer goods manufacturers.  He is a director of
                                          Consolidated Stores, Inc., The Limited, Inc., Wolverine Worldwide, Inc.,
                                          Cheryl & Co., Inc., SBC Advertising, Christy & Associates, Select Comfort,
                                          Children's Hospital Foundation, AEI Music Network and Starpower, Inc.  He
                                          earned his Doctor of Business Administration degree at Indiana University, and was a Professor of Marketing in the College of Administrative Sciences
                                          of The Ohio State University from 1965 to 1972.  He was Executive Vice
                                          President and Director of Research at Management Horizons from 1972 to
                                          1976.  From 1976 to 1987 he served as Executive Vice President - Marketing for the Limited Stores, then the holding company, Limited Inc., and finally as President of Victoria's Secret Catalog.

HARVEY M. PALASH                67        Mr. Palash has been one of our directors since January 1997.  He has been a director of the National Hot Rod Association since 1979 and has served as Vice Chairman since 1986.  In June 2000, he became Vice Chairman
                                          Emeritus when he retired from active service on the NHRA Board.  He also served as a director of Southern Hospitality Corporation, a Wendy's franchise operator based in Nashville, Tennessee, from 1988 to 1994.  He has been a consultant for Hubbard Broadcasting since January 1990.  He was a consultant for the Nashville Network from 1990 to 1992.  In 1985, he founded Diamond P Video, Inc. and served as its Chief Executive Officer until he sold the company in January 1990.  In 1980, he founded Diamond P
                                          Sports., Inc. and served as Chief Executive Officer until he sold the company in January 1990.  He has a J. D. degree from the Loyola Law
                                          School.  He received his license to practice law in California in 1966.

DANIEL A. CLAY                  42        Mr. Clay is a new director of our company. He is the Executive Vice
                                          President and Chief Operating Officer of Cooker Restaurant Corporation, and
                                          was elected to the Board in January 2001. Mr. Clay most recently was a
                                          Partner, President and Chief Operating Officer of Catawba's Tex-Mex Restaurants.
                                          Prior to that, he was with Houston's Restaurants for 15 years, rising from General Manager to Regional Manager to Vice President of Operations.
                                          Mr. Clay was with S&A Restaurant Corporation for 7 years prior to his employment with Houston's. Dan received his degree in Business Administration from the
                                          University of Missouri in 1980.



            THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE
                        "FOR" ALL NOMINEES FOR DIRECTOR.

                               EXECUTIVE OFFICERS

         Information relating to each of our executive officers who is not a director is set forth below.

NAME                          AGE       TERM OF OFFICE
---------------------------------------------------------------------------------------------
MARK W. MIKOSZ                52        Vice President and Chief Financial Officer since 1998
MARGARET A. EPPERSON          55        Secretary/Treasurer since 1986


MEETINGS OF THE BOARD OF DIRECTORS. The board of directors held eight meetings in fiscal 2000 and each of the directors attended at least 75 percent of the aggregate number of meetings of the board of directors and committees (if any) on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS. The board of directors has standing audit and compensation committees. The board of directors does not have a committee whose functions include nominating directors. The following chart describes the function and membership of each committee and the number of times it met in 2000.

                          AUDIT COMMITTEE - 4 MEETINGS

  Function                                                                          Members
-----------------------------------------------------------------------------       ---------------------------
  [ ]   Recommends independent auditors                                             Harvey M. Palash
  [ ]   Reviews internal financial information                                      Brad Saltz* (Chair)
  [ ]   Reviews report of audit and management letter                               D. Shannon LeRoy
  [ ]   Participates in the determination of the adequacy of the internal accounting control
  [ ]   Reviews the results of audits with the independent auditors
  [ ]   Oversees quarterly and yearly reporting
  [ ]   Responsible for policies, procedures and other matters relating to business integrity, ethics and conflicts of interests

* Brad Saltz assumed the role of chairman of the Audit Committee on January 24, 2000.

                       COMPENSATION COMMITTEE - 5 MEETINGS

  Function                                                                          Members
--------------------------------------------------------------------------          ---------------------------
  [ ]   Reviews and approves compensation and benefit programs                      Robin V. Holderman
  [ ]   Establishes and approves compensation of officers and                       David T. Kollat (Chair)
        management employees                                                        D. Shannon LeRoy
  [ ]   Adapts and administers stock option plans

DIRECTORS' COMPENSATION

         All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors who are not employees and do not otherwise receive compensation from us are entitled to a quarterly directors' fee of $2,200 and fees of $500 for each board meeting and/or committee meeting attended, in addition to the reimbursement of reasonable expenses incurred in connection with their activities as directors. Directors who are also employees receive no compensation for serving on the board of directors. Messrs. Hillenmeyer and Clay are the only directors who are also employees.

         Non-Employee Director Stock Option Plan. In addition to the compensation described above, until January 24, 2000, directors had been granted options to purchase common stock under the 1992 Directors Stock Option Plan (the "1992 Plan"). On January 24, 2000, the board of directors terminated the 1992 Plan and accordingly, no additional grants may be made under the 1992 Plan. All options granted under the 1992 Plan prior to its termination will remain outstanding and vest in accordance with their terms and the terms of the 1992 Plan. The 1992 Plan provided for the issuance of stock options to non-management directors as determined by a committee appointed by the board of directors at an exercise price no less than fair market value at the date of grant. Each option permitted the holder to purchase one share of our common stock at the stated exercise price up to ten years from the date of grant. Options vested at a rate of 25 percent per year or, if there was a change in control of Cooker, the options became fully vested and exercisable.

         On January 24, 2000, the board of directors approved the 2000 Non-Employee Director Stock Option Plan (the "2000 Plan"). The 2000 Plan provides for the issuance of nonqualified stock options to non-employee members of the board of directors. Each participant receives an automatic grant of 10,000 options within one month of being elected to the board of directors. In addition, each year on the date of the annual meeting of shareholders, an automatic grant of 7,500 shares shall be made to the participants who attended at least 75% of the board and applicable committee meetings. Discretionary options may also be granted by the board of directors or the compensation committee. The exercise price of each option must be the fair market value on the date of grant. The options may vest on the date of grant or in installments as determined at the time of grant and will expire at the end of 10 years from the date of grant. If a participant ceases to be a director, no portion of his option that has not vested will become exercisable. If there is a change in control of the Company, the options become fully vested and exercisable.

COMPENSATION OF MANAGEMENT

         The following table sets forth the annual and long-term compensation paid by us for services performed on our behalf for the last three completed fiscal years (i.e., the fiscal years ended December 31, 2000, January 2, 2000, and January 3, 1999), with respect to those persons who were, as of December 31, 2000, our Chief Executive Officer and the next four highest paid executive officers who earned compensation greater than $100,000 and up to two additional individuals for whom disclosures would have been provided but for the fact that the individuals were not serving as executive officers as of December 31, 2000 (the "Named Executive Officers.")

                           SUMMARY COMPENSATION TABLE


---------------------------------------------------------------------------------------------------------------------------
                                                    Annual Compensation                      Long-Term Compensation
                                           --------------------------------------------------------------------------------
                                                                                      Awards       Payouts
                                                                                    ---------------------------------------
                                                                      Other         Securities                  All Other
                                                                      Annual        Underlying        LTIP       Compen-
           Name and                                                   Compen-         Options/      Payouts      sation
      Principal Position        Year          Salary      Bonus      sation($)        SARs(#)         $            ($)
----------------------------------------------------------------------------------------------------------------------------
 Henry R. Hillenmeyer          2000          $226,000           -                        62,500                        -
 Chairman of the Board         1999(a)         78,231     250,000                       299,300                        -
 Chief Executive Officer       1998                 -           -                             -                        -

 Daniel A. Clay                2000(b)          9,902           -                       150,000                        -
 Executive Vice President-     1999                 -           -                             -                        -
 Chief Operating Officer       1998                 -           -                             -                        -

 Glenn W. Cockburn             2000(c)        180,872           -                             -                        -
 Senior Vice President-        1999           165,559      60,000                         5,800                        -
 Operations                    1998           140,240      15,000                        21,000                        -

 Mark W. Mikosz                2000           159,286           -                        37,000                        -
 Vice President-Chief          1999           150,615      85,000                         5,100                        -
 Financial Officer             1998(d)        111,810       5,000                        22,000                        -



(a)      Hired as Chairman of the Board and Chief Executive Officer on
         August 19, 1999.

(b)      Hired as Executive Vice President-Chief Operating Officer on
         December 1, 2000.

(c)      Resigned as an officer and director effective November 30, 2000.

(d)      Hired as Vice President - Chief Financial Officer on June 1, 1998.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning grants of options to the Named Executive Officers during the fiscal year ended December 31, 2000.

              OPTION GRANTS FOR FISCAL YEAR ENDED DECEMBER 31, 2000


                                                             Individual Grants                             Grant Date Value
                                    ---------------------------------------------------------------        ----------------
                                      Number of           Percent of
                                      Securities         Total Options
                                      Underlying           granted       Exercise or
                                    Options Granted      to Employees    Base Price      Expiration           Grant Date
          Name                         (shares)         in Fiscal Year   ($/share)          Date            Present Value $
          ----                         --------         --------------   ---------          ----            ---------------
 Henry R. Hillenmeyer                   55,000(a)            13.4%         $ 1.000        11/23/10            $105,050(e)
                                         7,500(b)             1.8%         $ 3.063        05/02/10            $ 14,325(e)

 Daniel A. Clay                        150,000(c)            36.6%         $ 1.125        12/01/10            $168,750(d)

 Mark W. Mikosz                         37,000(a)(e)          9.0%         $ 1.000        11/23/10            $ 70,670(e)

 Glenn W. Cockburn                           -(f)             0.0%         $    -                             $      -(e)


(a) These options were granted on November 22, 2000. The exercise price is the market value of the common stock on November 22, 2000. Each option vests in four equal installments on each of the first four anniversaries of the date of original grant and lapses 90 days after death or disability or 30 days after termination of employment. All unvested options vest upon a change in control. See "Change in Control Arrangements." The options expire on November 23, 2010.

(b) These options were granted on May 1, 2000, and vested immediately on the date of grant. The exercise price is the market value of the common stock on May 1, 2000. The options expire on May 2, 2010.

(c) These options were granted on December 1, 2000. The exercise price is the market value of the common stock on December 1, 2000. These options were not issued under our 1996 Officers Stock Option Plan and were issued in conjunction with Mr. Clay's employment on December 1, 2000. These options vest at the rate of 4,167 shares per month for 36 months. The options lapse 90 days after death or disability or 30 days after termination of employment. The options expire on December 1, 2010. All unvested options vest upon a change in control. See "Change in Control Arrangements."

(d) The per share weighted-average fair value of stock options granted to Mr. Clay during 2000 was $1.13 on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0.00 percent, risk-free interest rate of 6.00%, an expected life of 5 years, and volatility of 50%.

(e) The per share weighted-average fair value of stock options granted during 2000 was $1.91 on the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions: expected dividend yield of 0.00 percent, risk-free interest rate of 6.00%, an expected life of 5 years, and volatility of 50%.

(f)      Resigned as an officer and director effective November 30, 2000.

         The following table sets forth, as of February 28, 2001, the number of stock options and the value of unexercised stock options held by the Named Executive Officers and the exercises of stock options during the year ended December 31, 2000 by the Named Executive Officers.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END STOCK OPTION VALUES

                                                          Number of Securities        Value of Unexercised
                                                         Underlying Unexercised       In-the-Money Options
                           Shares acquired    Value    Options at Fiscal Year-End      at Fiscal Year-End
         Name                on Exercise     Realized   (Exercisable/Unexercisable) (Exercisable/Unexercisable)
         ----                -----------     --------   --------------------------- ---------------------------
 Henry R. Hillenmeyer             -             -             158,208/228,792                 $0/$0

 Daniel A. Clay                   -             -                0/150,000                    $0/$0

 Mark W. Mikosz                   -             -              12,202/51,752                  $0/$0

 Glenn W. Cockburn                -             -          142,218.75/18,751.25               $0/$0


             EMPLOYMENT AGREEMENT AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENT

         On August 19, 1999, we entered into an employment agreement with Henry
R. Hillenmeyer as Chairman of the Board and Chief Executive Officer, which provides for an annualized salary of $226,000. Pursuant to the employment agreement, Mr. Hillenmeyer was entitled to a bonus in accordance with the executive bonus plan based upon an annualized bonus percentage amount of 175% for the remainder of fiscal year 1999. No bonus was paid based on our performance in the second half of 1999. In addition, Mr. Hillenmeyer received a signing bonus of $250,000 and a grant of 299,300 non-qualified stock options. The exercise price of these options is $4.44. These options vest at the rate of 8,313 shares per month for 35 months and 8,345 shares in the 36th month. The options expire on August 19, 2009. The term of the employment agreement continues until terminated by either Mr. Hillenmeyer or Cooker, with or without cause; provided, however, that if either party terminates the employment agreement without cause, a 30-day written notice is required.

CHANGE IN CONTROL ARRANGEMENTS

         The Compensation Committee has authorized us to enter into contingent employment agreements with the Chairman of the Board, President, Vice Presidents, Secretaries or Treasurers of Cooker. These employment agreements will be effective only after a change in control of Cooker has occurred. A change in control includes (a) the acquisition of 20 percent or more of our common stock without the prior approval of the board of directors, (b) a majority of the directors elected at any meeting of shareholders being persons who are not nominated by our then current board of directors, or (c) any merger, consolidation or transfer of substantially all of our assets without approval by the board of directors. Furthermore, these agreements become effective only if we had a 10 percent return on assets and 15 percent earnings per share growth during the year preceding the year during which a change in control occurred. If a change in control occurs and we have met the profitability and growth targets set forth in the agreements, the employees who were party to the agreements will be employed by us for at least five years after the change in control with authority, responsibility and compensation not less than they had before the change in control. The agreements provide that, while the employees are employed by us after a change in control, they will not compete with us and will protect our confidential information and intellectual property. If an employee's employment is terminated by us without cause (defined for this purpose to include willful failure to perform material employment obligations, acts of deliberate dishonesty involving the business of Cooker or conviction of a felony involving the business of Cooker, as determined by the board of directors after notice, opportunity to cure and a hearing), or if the employee resigns because he has determined in good faith that his authority, responsibility or compensation has been diminished, we must pay a severance payment equal to the maximum amount payable under Section 280G of the Code, which is generally three times the employee's average compensation over the previous five years. Under the agreements, we must bear all costs and legal fees associated with the agreement's enforcement by the employee and indemnify the employee against all claims by third parties or us unless the employee has been determined to be liable to us in a derivative action and a court refuses to grant him indemnification. The agreements may be canceled by the board of directors at any time before a change in control has occurred. To date, we have only entered into a contingent employment agreement with Glenn W. Cockburn, who resigned as an executive officer of the Company effective November 30, 2000.

         Our stock option plans and certain option agreements issued outside the plans contain provisions providing that each option will become immediately exercisable as to 100 percent of the common stock subject to such option upon any change in control of Cooker. A change in control is defined in most cases to include (a) the acquisition of 20 percent (or in some cases 25 percent) or more of our common stock without the prior approval of the board of directors, (b) a majority of the directors elected in any annual meeting of shareholders being persons who are not nominated by our then current board of directors, or (c) in some cases, any merger, consolidation or transfer of substantially all of our assets without approval by the board of directors.

         On December 1, 2000, we entered into a Change of Control Severance Agreement with Daniel A. Clay as Director, Executive Vice President-Chief Operating Officer, which provides for payment of 50% of Mr. Clay's average annual base salary plus bonuses in the previous two years, or such lesser period as he has been employed by Cooker. The severance payment is due in the event Mr. Clay's employment is terminated by Cooker without Cause or Mr. Clay terminates his employment for Good Cause, as defined in the agreement, within one year of a Change in Control of Cooker. For this purpose, a Change in Control means (i) a person is or becomes beneficial owner of 25% or more of Cooker's voting securities or (ii) individuals who were members of the board of Cooker immediately prior to a meeting of shareholders involving a contest for the election of directors do not constitute a majority of the board following such election.

                              CERTAIN TRANSACTIONS

         In 1994, the board of directors approved a guaranty by us of a loan of $5,000,000 to G. Arthur Seelbinder, the former Chairman of the Board and a former Director, and his wife. In January 1997, the Board approved a refinancing of the loan with The Chase Manhattan Bank of New York (the "Bank"). The loan was secured by 323,007 common shares owned by Mr. Seelbinder and a cash deposit from us of approximately $3,000,000. The term of the loan and the guaranty were extended until March 1, 2000, at which time the loan matured. As of March 1, 2000 the balance of the loan was $3,753,397.

         On March 8, 2000, the Bank sold Mr. Seelbinder's stock for $666,202 in a private transaction, and applied this amount to the loan. The remaining balance of the loan of $3,087,195 was funded by us as a result of our guaranty. In addition to any rights we have to collect from Mr. Seelbinder as the Bank's successors, any amount due to Mr. Seelbinder under the settlement agreement we entered into with him when he stepped down as Chairman and chief executive officer were paid to us and applied to the amounts we paid on account of the guaranty. Our liability under the guaranty was provided for between our existing reserve and amounts offset against the settlement agreement.

         On November 16, 2000, we entered into an agreement with Mr. Seelbinder, which stipulates and defines certain repayment terms for amounts due to us in connection with the loan guaranty. The agreement simultaneously terminated the existing severance agreement between us and Mr. Seelbinder and terminated all of Mr. Seelbinder's vested and unvested stock options. In addition to the termination of the severance agreement, Mr. Seelbinder resigned from our board of directors.

                        REPORT OF COMPENSATION COMMITTEE

GENERAL PHILOSOPHY ON EXECUTIVE COMPENSATION

         The primary purpose of our executive compensation system as set forth in our Long Range Strategic Plan for the Fiscal Years 2000 through 2003, is to promote, support and reward exceptional growth and premium profitability and thereby to maximize the value of Cooker to its shareholders.

         Our executive compensation system consists of three components: salary and fringe benefits, cash bonus payments and stock options. All of the Named Executive Officers, including the Chief Executive Officer, are compensated under this system which is administered by the Compensation Committee.

         Salary and fringe benefits (e.g., group health and life insurance) are intended to be no higher than the median of the base salaries and benefits paid by comparable restaurant companies. The Committee's objective is to minimize this component and increases in it so as to minimize fixed costs and break-even levels. Base salaries are reviewed and adjusted by the Committee based upon management's recommendations annually. The Committee's review includes a review of salaries paid by comparable restaurant companies to comparable officers, including the chief executive officer, as shown in their proxy statements and by a trade association survey. These companies consist of publicly-traded full-service restaurants in the casual dining segment of the restaurant industry.

         Cash bonus payments are a function of our incentive bonus plan, which is administered by the Compensation Committee. The bonuses payable under the incentive bonus plan are determined by the multiplication of three factors: the individual executive's base salary during the period of determination, which is usually one-half of a fiscal year, the bonus percentage amount set for each executive by the Compensation Committee at the same time that his base salary is set, and the par percentage of Cooker as a whole for the period of determination. The par percentage of Cooker is based on an earnings per share (diluted) target as determined by the Compensation Committee at the beginning of each fiscal half-year period. The earnings per share (diluted) target approved by the Committee becomes 100 percent of par. At the beginning of each half-year, the Compensation Committee establishes increments by which the par percentage is increased or decreased if the actual earnings per share (diluted) achieved for the half-year exceeds or falls short of the budgeted amount. At the end of each half-year, the Compensation Committee reviews our financial performance for that half-year and determines the par percentage, which determination may include such adjustments as the Committee deems advisable. The determination of cash bonus is a mechanical exercise after the determination of the par percentage. Thus, if an executive's annual base salary is $80,000, his bonus percentage is 35 percent of base salary and our earnings per share (diluted) for the half-year exceeded budget by a sufficient amount so that the Compensation Committee set the percentage payout at 125 percent of par, the executive's bonus for the fiscal half-year would be 1/2 x $80,000 x 35 percent x 125 percent or $17,500. The sum of salary and cash bonus payments at par should raise the executive's total compensation to the third quartile of total compensation paid by comparable restaurant companies to comparable officers. The incentive bonus plan has been operated by the Committee since our initial public offering in 1989. During that time, par percentages have varied from a low of zero percent to a high of 154 percent. The percentage payout was zero percent for the first and second half of 2000. The cumulative average percentage payout under the incentive bonus plan through the end of fiscal year 2000 is zero percent.

         The final element of our executive compensation system is the grant of stock options. The Compensation Committee grants options to the executives periodically under our Employee Stock Option Plans, which are administered by the Compensation Committee. Options generally have a ten year term, become exercisable as to 25 percent of the grant on each of the first four anniversaries of the date of grant (subject to change in control provisions discussed above under "Change in Control Arrangements"), lapse after termination of employment and have an exercise price equal to the market price of common stock on the date of grant. Assuming a constant price to earnings ratio, stock options, like cash bonus payments, reward profitability. Additionally, since profitable earnings growth should raise the price to earnings ratio above our competitors, stock options should reward growth and the commensurate increase in our value to its shareholders.

         The addition of stock options to the compensation system should raise our compensation levels provided to its executives to a superior level in the marketplace, which should allow us to attract and retain superior talent. At the same time, we and our shareholders are protected by the large variable amount of compensation which is paid only if superior results are achieved and by the nature of the incentives to maximize income and growth built into the system.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Under Section 162(m) of the Code, compensation paid by us to Named Executive Officers which is in excess of $1,000,000 in a year will not be deductible by us for purposes of determining our federal taxable income unless such compensation is paid under a performance-based plan which is approved by the shareholders of Cooker. Under the Internal Revenue Service Regulations promulgated under Section 162(m), our 1988 and 1992 employee stock option plans (as amended in 1996) and the 1996 Officers' Stock Option Plan should be deemed to be performance-based compensation plans and amounts realized by the Named Executive Officers under such plans should continue to be deductible by us. Because of the favorable treatment of our employee stock option plans and the remoteness of the possibility that base compensation and cash bonus levels will exceed $1,000,000 during fiscal 1996 and the years thereafter, the Committee did not consider the impact of Section 162(m) on its decisions concerning compensation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         In fiscal 2000, Mr. Hillenmeyer, our Chief Executive Officer, received a salary $226,000, and a bonus of $0. In addition, he received an incentive grant of options to purchase 7,500 shares of our common stock at an exercise price of $3.063 per share and an incentive grant of options to purchase 55,000 shares of our common stock at an exercise price of $1.00 per share. The Compensation Committee believes that the option grants will provide Mr. Hillenmeyer with incentive to maintain his commitment to Cooker into the future. See "Employment Agreement" for a description of the employment agreement between Mr. Hillenmeyer and Cooker.

COMPENSATION OF NON-MANAGEMENT DIRECTORS

         In 2000, each of our directors who was not employed by us received $2,200 per quarter, $500 per board meeting attended, and $500 per committee meeting attended as compensation for his services as a director.

         Until January 24, 2000, directors had been granted options to purchase common stock under the 1992 Directors Stock Option Plan (the "1992 Plan"). On January 24, 2000, the board of directors terminated the 1992 Plan and accordingly, no additional grants may be made under the 1992 Plan. All options granted under the 1992 Plan prior to its termination will remain outstanding and vest in accordance with their terms and the terms of the 1992 Plan. The 1992 Plan provided for the issuance of stock options to non-management directors as determined by a committee appointed by the board of directors at an exercise price no less than fair market value at the date of grant. Each option permitted the holder to purchase one share of our common stock at the stated exercise price up to ten years from the date of grant. Options vested at a rate of 25 percent per year or, if there was a change in control of Cooker, the options became fully vested and exercisable.

                                          COMPENSATION COMMITTEE

                                              Robin V. Holderman
                                              David T. Kollat (Chair)
                                              D. Shannon LeRoy


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee are Robin V. Holderman, D. Shannon LeRoy, and David T. Kollat. No member of the Compensation Committee was at any time during fiscal 2000, or prior, an officer or employee of Cooker or any subsidiary of Cooker.

                          REPORT OF THE AUDIT COMMITTEE

         Our Audit Committee is composed of three independent directors and operates under a written charter adopted by our board of directors, a copy of which is attached to this Proxy Statement as Appendix A. The members of our Audit Committee are Brad Saltz (Chairman), Harvey Palash and D. Shannon LeRoy. Our Audit Committee recommends to the board of directors the selection of our independent accountants.

         Management is responsible for our internal accounting controls and our internal financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements each year in accordance with generally accepted auditing standards and to issue a report on our statements. Our Audit Committee's responsibility is to monitor and oversee these processes.

         Our Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and our Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. Our Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Our independent accountants also provided our Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and our Audit Committee discussed with our independent accountants that firm's independence.

         Based on our Audit Committee's review and discussion with management and our independent accountants, our Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                                      AUDIT COMMITTEE

                                                      Brad Saltz (Chairman)
                                                      Harvey Palash
                                                      D. Shannon LeRoy

STOCK PERFORMANCE GRAPH

COMMON STOCK PERFORMANCE

         The following graph shows the yearly percentage change in the cumulative total return to holders of common stock, assuming dividend reinvestment, and the cumulative total return, assuming dividend reinvestment, of the Russell 2000 Index and the Value Line Restaurant Industry Index since the market close on the last trading day before the beginning of our fifth preceding fiscal year (1995), through and including the end of our last completed fiscal year (2000). The Russell 2000 Index is a capitalization weighted index of domestic equities traded on The New York and American Stock Exchanges and the Nasdaq National Market which excludes the 1,000 largest capitalization equities of the 3,000 such equities. Common stock are traded on The New York Stock Exchange and fit within the Russell 2000 Index definition. The Value Line Restaurant Industry Index is published in the Value Line Industry Review. The graph is based upon an assumed investment of $100.00 in each of common stock, the Russell 2000 Index and the Value Line Restaurant Industry Index on the last trading day before the beginning of our fifth preceding fiscal year.



                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                            COMMON STOCK PERFORMANCE
                     (Performance Results Through 12/31/00)


                                    1995       1996       1997       1998        1999        2000
Cooker Restaurant Corporation     $100.00     $103.82    $ 85.92    $ 54.33    $ 26.41      $  8.71
Russell 2000 Index                $100.00     $116.44    $142.29    $138.40    $163.08      $158.73
Peer Group                        $100.00     $ 84.03    $ 73.55    $ 90.76    $ 90.24      $117.26

                             INDEPENDENT ACCOUNTANTS

         On October 29, 1999, we engaged Deloitte & Touche LLP ("D&T") to serve as principal accountant. The engagement of D&T has been approved by our audit committee. KPMG LLP ("KPMG") tendered their resignation as principal accountants on October 18, 1999.

         During the past two fiscal years and any subsequent interim period prior to engaging D&T, we did not consult D&T regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of Cooker, or (ii) any matter that was either the subject of a disagreement or a reportable event (as defined by applicable law.)

         KPMG's report on our financial statements for the past two fiscal years preceding their resignation did not contain an adverse opinion or disclaimer of opinion, and was neither qualified nor modified as to uncertainty, audit scope, or accounting principles.

         During our two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their opinion and no reportable events (as defined by applicable law.)

                             REPORT TO SHAREHOLDERS

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000, AND ANY AMENDMENTS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO US AT 2609 WEST END AVENUE, NASHVILLE, TENNESSEE, ATTENTION: INVESTOR RELATIONS.

                              SHAREHOLDER PROPOSALS

         A shareholder proposal intended for inclusion in the proxy statement and form of proxy for our Annual Meeting of Shareholders to be held in 2002 must be received by us before December 1, 2001. Proposals should be sent to our executive offices at 2609 West End Avenue, Nashville, Tennessee 37203,
Attention: Corporate Secretary.

         A shareholder who wishes to nominate a candidate for election to the board of directors must follow the procedures outlined in Section 2.04 of our Code of Regulations. A copy of the Code of Regulations is available upon request from our Corporate Secretary at 2609 West End Avenue, Nashville, Tennessee 37203. One of the procedural requirements in the Code of Regulations is timely written notice of the nomination, in a form complying with the Code of Regulations. In order to nominate a candidate for the board of director's election at the 2002 Annual Meeting, this notice must be delivered to the Secretary of the Corporation before December 1, 2001.

                                 OTHER BUSINESS

         The board of directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. If, however, any other matters are properly brought before the meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

         Kindly date, sign and return the enclosed proxy card.


                                          By Order of the Board of Directors




                                          Henry R. Hillenmeyer
                                          Chairman and Chief Executive Officer

                                   APPENDIX A

                          COOKER RESTAURANT CORPORATION

                             AUDIT COMMITTEE CHARTER

PURPOSE OF CHARTER

         The primary purpose of this Audit Committee Charter is to set forth the purpose of the Audit Committee (the "Committee") and govern the operations and composition of the Committee.

PURPOSE OF AUDIT COMMITTEE

         The primary purpose of the Committee is to assist the Company's Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In performing its function, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, internal auditors and management of the Company.

         In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

         The Committee shall review and reassess the adequacy of this Charter on an annual basis and obtain the approval of the Board.

MEMBERSHIP

         The Committee shall be appointed by the Board, and shall be comprised of not less than three members of the Board, and the Committee's composition shall meet all requirements of the Audit Committee Policy of the New York Stock Exchange.

         Accordingly, all of the members must be directors:

         - who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and
         - who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise.

KEY RESPONSIBILITIES

         The Committee's primary responsibility is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. The Committee recognizes that the Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management including the internal audit staff as well as the outside auditors have more time, knowledge and more detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee is not providing any experts or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall "corporate tone" for quality financial reporting, sound business risk practices, and ethical behavior.

         The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

         - The Committee shall review with management and the Company's outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61.

         - As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q to be filed with the Commission and the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. Such review shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q.

         - The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

         -        The Committee shall:

                           - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1;

                           - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

                           - recommend that the Board take appropriate action in response to the outside auditor's report to satisfy the auditor's independence.

         - The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

Dear Shareholder:

We have just completed the most difficult year in the Company's history. We reported a loss of $29,131,000 or $4.87 per share on sales of $147,053,000 for the year ended December 31, 2000, compared with a loss of $3,274,000 or $.54 per share on sales of $153,290,000 the previous fiscal year. $24,332,000 of the loss resulted from write-downs of assets and one-time charges related to our planned sales of nonproductive assets and additional fees and interest associated with our Term Loan.

Our most important challenge is to turn around the Company's restaurant operations. Toward that end, I am happy to announce that Dan Clay joined us as Executive Vice President and Chief Operating Officer in early December of fiscal 2000. Dan brings a wealth of knowledge and energy to the job of returning Cooker's operations to top form. We have since begun the long process of rebuilding the Company. We are avoiding quick fixes, such as heavy advertising; we are instead making those moves which we believe will give the greatest number of Cooker guests an outstanding experience over time.

We appreciate your patience with us while we go through this process and we thank you for your continued involvement in Cooker Restaurant Corporation. Enclosed herein, please find our 2000 Annual Report to Shareholders and our 2000 Proxy Statement, which should allow you to recognize that we are continuing our focus on well-managed growth and increasing shareholder value.

Sincerely,



Henry R. Hillenmeyer
Chairman and Chief Executive Officer







THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for Director.

                               SIGNED:__________________________________________

                               SIGNED:__________________________________________

                               Please sign exactly as your name appears hereon. If the holder is a corporation or partnership, please sign its name and add your own name and title. When signing as an attorney, executor, administrator, trustee or guardian, please also give your full title. If shares are held jointly EACH holder must sign.

                               DATED:___________________________________________
                               [ ] I PLAN TO ATTEND THE APRIL 30, 2001 ANNUAL MEETING IN NASHVILLE, TN. PLEASE INDICATE THE NUMBER OF PERSONS ATTENDING IN THE SPACE PROVIDED.______________
                               IMPORTANT: Please mark, sign and date this proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States.

                                     (MAP)


                          COOKER RESTAURANT CORPORATION
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Henry R. Hillenmeyer and Margaret A. Epperson, and each of them, severally, with full power of substitution, as proxies for the undersigned and hereby authorizes them to represent and to vote, as designated below, all of the common stock, without par value, of Cooker Restaurant Corporation held of record by the undersigned on March 5, 2001, at the Annual Meeting of Shareholders to be held on April 30, 2001, or any adjournment thereof, with all the power the undersigned would possess if present in person.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL NOMINEES.

1. To elect as directors the nominees named below for a term of three years and until their successors are duly elected and qualified.
                    NOMINEES: Robin V. Holderman, Brad Saltz

[ ] FOR all nominees listed above (except as marked to the contrary).
[ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.)

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENT THEREOF.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES LISTED ABOVE.